SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2011
WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Wilmot Road, Deerfield, Illinois	60015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 914-2500
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On January 13, 2011, Walgreen Co. (the “Company”), adopted Amendment No. 1 to the Walgreen Co. 2011 Executive Deferred Compensation Plan to permit executives who had been eligible to participate or were participating as of September 30, 2010 in the Walgreen Co. Profit-Sharing Restoration Plan to elect to defer up to 15% of their base salary as of January 1, 2011. The Company also adopted Amendment No. 2 to the Profit-Sharing Restoration Plan which freezes the plan by precluding contributions for plan years beginning on and after January 1, 2011. The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of such amendments, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     The Company held its Annual Meeting of Shareholders on January 12, 2011. At the Annual Meeting, the shareholders voted on the following proposals:
     1. The shareholders voted for election of the following directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified:

	Votes For	Votes Against	Abstentions
David J. Brailer	603,922,572	7,596,107	2,316,077
Steven A. Davis	603,436,012	8,151,474	2,247,270
William C. Foote	576,021,992	35,491,050	2,321,714
Mark P. Frissora	578,848,101	32,708,682	2,277,973
Ginger L. Graham	602,094,373	9,663,618	2,076,765
Alan G. McNally	602,040,496	9,750,660	2,043,600
Nancy M. Schlichting	570,855,014	40,784,060	2,195,682
David Y. Schwartz	595,936,735	15,701,970	2,196,051
Alejandro Silva	596,897,980	14,507,689	2,429,087
James A. Skinner	567,184,541	44,576,768	2,073,447
Gregory D. Wasson	602,981,573	8,864,619	1,988,564
There were 154,890,233 broker non-votes on this proposal.
     2. The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was approved by a vote of 747,539,442 for, 18,515,076 against and 2,670,471 abstentions.
     3. The proposal to amend the Walgreen Co. articles of incorporation to revise the purpose clause was approved by a vote of 751,446,509 for, 10,224,009 against and 7,054,471 abstentions.
     4. The proposal to amend the Walgreen Co. articles of incorporation to eliminate certain supermajority vote requirements was approved by a vote of 740,005,950 for, 21,539,468 against and 7,179,571 abstentions.

     5. The proposal to amend the Walgreen Co. articles of incorporation to eliminate the “fair price” charter provision applicable to certain business combinations was not approved (proposal required the affirmative vote of 80% of the Company’s outstanding shares as of the record date) by a vote of 730,781,146 for, 28,671,657 against and 9,272,186 abstentions.
     6. The shareholder proposal on a policy to change the vote required for shareholders to call special shareholder meetings was not approved. There were 270,699,102 votes for, 337,275,835 votes against, and 5,859,819 abstentions. There were 154,890,233 broker non-votes on this proposal.
     7. The shareholder proposal on a policy that a significant portion of future stock option grants to senior executives should be performance-based was not approved. There were 259,977,532 votes for, 350,509,436 votes against, and 3,347,788 abstentions. There were 154,890,233 broker non-votes on this proposal.
Item 8.01. Other Events.
     Following shareholder approval at the Company’s Annual Meeting of Shareholders on January 12, 2011 (as disclosed under Item 5.07 of this report) of the amendments to the Company’s Articles of Incorporation described in proposals 3 and 4 of Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 22, 2010 (the “Charter Amendments”), the Company filed articles of amendment to its Articles of Incorporation with the Secretary of State of Illinois. The Charter Amendments became effective on January 18, 2011 upon filing of the articles of amendment. The Charter Amendments amended the purpose clause to permit the Company to engage in any or all lawful acts or activities for which corporations may be incorporated under the Illinois Business Corporation Act of 1983, as amended, and eliminated certain super-majority vote requirements. The foregoing description of the Charter Amendments is not intended to be complete and is qualified in its entirety by reference to (i) the more detailed description thereof included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 22, 2010 and (ii) the full text of the Amended and Restated Articles of Incorporation, a copy of which is filed as Exhibit 3.1 hereto.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of Walgreen Co.

10.1	Amendment No. 1 to the Walgreen Co. 2011 Executive Deferred Compensation Plan

10.2	Amendment No. 2 to the Walgreen Co. Profit-Sharing Restoration Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.
Date: January 18, 2011	By:	/s/ Dana I. Green
		Title:	Executive Vice President,
General Counsel and Corporate Secretary